Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 12

(to Prospectus dated March 29, 2024)

Scilex Holding Company

Up to 71,459,469 Shares of Common Stock

Up to 11,003,988 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 5,490,617 Warrants

This prospectus supplement supplements the prospectus dated March 29, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 2 was filed with the Securities and Exchange Commission on March 27, 2024 and declared effective by the Securities and Exchange Commission on March 29, 2024. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 28, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 11,003,988 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of (i) 4,104,000 private placement warrants (the “Private Warrant Shares”) originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) (and a portion of which were subsequently transferred to Sorrento Therapeutics, Inc. (“Sorrento”) at no cost in connection with the Business Combination (as defined below)) (the “Private Warrants”) and (ii) 6,899,988 public warrants (the “Public Warrant Shares”) originally sold to the public investors in connection with the initial public offering of units of Vickers (the “Public Warrants” and together with the Private Warrants, the “Warrants”) at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers. As previously disclosed in prospectus supplement no. 16 to the Prospectus, filed with the Securities and Exchange Commission on October 6, 2023, Sorrento subsequently sold (a) 60,068,585 shares of Common Stock; (b) 29,057,097 shares of Series A Preferred Stock; and (c) warrants exercisable for 4,490,617 shares of Common Stock, in each case to us by delivery of such purchased securities to SCLX Stock Acquisition JV LLC, a Texas limited liability company (“SCLX JV”) and our indirect wholly-owned subsidiary, of which warrants exercisable for 4,000,000 shares of Common Stock were subsequently transferred by SCLX JV to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”).

Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. We will not receive the proceeds from the resale of the Private Warrant Shares or the Public Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the Private Warrants and the Public Warrants.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by:

(a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 71,459,469 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 3,983,057 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Pei Wei Woo, Suneel Kaji and Steve Myint (collectively, the “Sponsors”), comprised of 3,450,000 shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.007 per ordinary share) in connection with the Domestication and the Business Combination (each as defined below) and 533,057 shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $10.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 61,985,795 shares of Common Stock (the “Merger Shares”) issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $10.00 per share, of which 60,068,585 are now held by SCLX JV;

(iii) up to 4,104,000 Private Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Private Warrants at an exercise price of $11.50 per share; and

(iv) up to 1,386,617 Public Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Public Warrants at an exercise price of $11.50 per share; and

(b) the selling warrantholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,104,000 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant, of which 3,104,000 were transferred from the Sponsors to Sorrento at no cost in connection with the Business Combination), and 1,386,617 Public Warrants (which were acquired by Sorrento in open-market purchases at a weighted average purchase price of $0.3078 per Public Warrant). Sorrento subsequently transferred 4,490,617 warrants held by it to SCLX JV, of which 4,000,000 warrants were subsequently transferred by SCLX JV to Oramed and then subsequently repurchased by us from Oramed.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On October 25, 2024, the last reported sales price per share of our Common Stock was $0.86. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On October 25, 2024, the closing sale price per warrant of our Public Warrants was $0.30.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 14 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 28, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2024

_______________________

SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
_______________________

Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2024, in connection with the dividend described below, the board of directors (the “Board”) of Scilex Holding Company (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series 1 Mandatory Exchangeable Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 5,000,000 shares of the Company’s authorized but unissued preferred stock, par value $0.0001 per share, as Series 1 Mandatory Exchangeable Preferred Stock. Pursuant to the Certificate of Designation, the holders of Series 1 Mandatory Exchangeable Preferred Stock may become entitled to a pro rata portion of the number of shares that represents the lesser of (a) 10% of the shares of common stock, par value $0.00001 per share (the “Semnur Common Stock”), of Semnur Pharmaceuticals, Inc. (a Delaware corporation and wholly owned subsidiary of the Company (“Semnur”)) (or such other securities into which or for which such stock may be exchanged or converted), held by the Company as of immediately prior to the Effective Date (as defined below) (taking into account any adjustment for any stock dividend, stock split, reverse stock split or similar transaction) and (b) that number of shares of Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) equal to $200,000,000 divided by the closing price of such Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) on any national securities exchange on which such shares are listed on the date that is 10 trading days prior to the Determination Date (as defined below), which shares shall be paid from the shares of Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) held by the Company as of immediately prior to the Effective Time (taking into account any adjustment for any stock dividend, stock split, reverse stock split or similar transaction). For purposes of the Certificate of Designation, (a) “Effective Time” means the effective time of the Semnur Merger (as defined below) as determined under the terms of the Merger Agreement (as defined below), (b) “Determination Date” means, if the Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) is listed for, and trading on, any national securities exchange, the date that is 15 trading days following the Registration Date, (c) “Registration Date” means the earlier of (i) the Effective Time, at which time the shares of Semnur Common Stock (or such other securities into which or for which such stock has been exchanged or converted) are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the time at which the Registration Statement is declared effective by the Securities and Exchange Commission, (d) “Registration Statement” means a registration statement, whether under the Exchange Act, or the Securities Act of 1933, as amended (the “Securities Act”), that is filed by Semnur or any successor thereto or affiliate thereof with respect to the registration of the Semnur Common Stock or any securities into which or for which such stock may be exchanged or converted, and (e) “Semnur Merger” means the merger of Merger Sub with and into Semnur, upon the terms and subject to the conditions set forth in the Merger Agreement (as defined below).

The foregoing description of the Certificate of Designation set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As previously announced by the Company, the Board approved authorized management to explore ways in which to maximize the value of Semnur and SP-102 (SEMDEXA™), the product candidate held by Semnur, for the Company and its stockholders, including by way of conducting a spin-off, merger, dividend, reclassification or other similar transaction.

Also as previously announced by the Company, Semnur entered into that certain Agreement and Plan of Merger, dated as of August 30, 2024 (as may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), with Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the closing of the transactions contemplated thereby, “Denali”), and Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”).

In furtherance of the effort to maximize the value of Semnur, on October 27, 2024, the Board declared a stock dividend (the “Dividend”) consisting of an aggregate of 5,000,000 shares (the “Dividend Stock”) of Series 1 Mandatory Exchangeable Preferred Stock, par value $0.0001 per share, of the Company to record holders of the following Company securities as of the close of business on November 7, 2024 (the “Record Date”): (i) the Company’s common stock, par value $0.0001 per share (such stock, the “Company Common Stock” and such record holders, the “Record Common Holders”), (ii) certain warrants to purchase Company Common Stock that have not been exercised prior to the Record Date (and which have the right to participate in the Dividend pursuant to the terms of their respective warrants, other than, for the avoidance of doubt any warrants to purchase Company Common Stock with an exercise price of $11.50 per share, and any other warrants that by their terms have not vested and are therefore not entitled to participate in the Dividend) (such warrants, the “Participating Warrants” and such record holders, the “Record Warrant Holders”), (iii) certain tranche B senior secured convertible notes issued by the Company in October 2024 (such notes, the “Participating Notes” and such record holders, the “Record Note Holders”), and (iv) the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” and such record holder, the “Record Preferred Holder” and together with the Record Common Holders, the Record Warrant Holders, and the Record Note Holders, the “Record Holders”).

Subject to the Board’s right to change the Record Date and conditioned upon the effectiveness of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the Dividend (unless otherwise determined by the Board) shall be paid on such date to be determined by subsequent resolutions of the Board, which payment date shall be within 60 days following the Record Date (i.e., by January 6, 2025) (such date as determined by the Board, the “Payment Date”) and shall be apportioned on a pro rata basis among the Record Holders in accordance with each Record Holder’s ownership percentage of Company Common Stock (assuming the full exercise of all Participating Warrants to purchase Company Common Stock held by the Record Warrant Holders, the conversion of all Participating Notes held by the Record Note Holders and deemed conversion of all outstanding Series A Preferred Stock held by the Record Preferred Holder) as of the Record Date as set forth in the records of the Company’s transfer agent (with respect to the Record Common Holders and Record Preferred Holder) and the Company (with respect to the Record Warrant Holders and the Record Note Holders) as of the Record Date. The Dividend Stock will be subject to certain transfer restrictions set forth in the Certificate of Designation filed by the Company with the Secretary of State of the State of Delaware on October 28, 2024. The Record Date may be changed by the Board for any reason at any time prior to the actual payment of the Dividend with any such change in Record Date to be disclosed by the Company in a Current Report on Form 8-K. Payment of the Dividend is conditioned upon the Board not having revoked the dividend prior to the Payment Date, including for a material change to the solvency or surplus analysis presented to the Board.

On October 28, 2024, the Company issued a press release announcing the Dividend. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information under this Item 7.01 of this Current Report is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The information in this Current Report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our declaration and payment of dividends. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. There can be no assurance that future dividends will be declared, and the payment of this Dividend is expressly conditioned on the Board not revoking the Dividend before the Payment Date, including for a material change to the solvency or surplus analysis presented to the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Mandatory Exchangeable Preferred Stock of Scilex Holding Company.
99.1	Press Release, dated October 28, 2024.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
Date: October 28, 2024	Title:	Chief Executive Officer and President

Exhibit 3.1

SCILEX HOLDING COMPANY

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES 1 MANDATORY EXCHANGEABLE PREFERRED STOCK

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Scilex Holding Company, a company organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”), the Board of Directors hereby creates a series of preferred stock, par value $0.0001 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

TERMS OF PREFERRED STOCK

1.
Designation and Amount. The shares of such series shall be designated as “Series 1 Mandatory Exchangeable Preferred Stock” (the “Series 1 Preferred Stock”). The number of shares of Series 1 Preferred Stock shall be 5,000,000.
2.
Rank. All shares of Series 1 Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a) prior to all of the now or hereafter issued classes of common stock of the Corporation and (b) junior to all other series of preferred stock of the Corporation.
3.
Dividends. The Holders of Series 1 Preferred Stock shall not be entitled to receive any dividends.
4.
Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 1 Preferred Stock unless, prior thereto, the holders of shares of Series 1 Preferred Stock shall have received $0.01 per share, or (b) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 1 Preferred Stock, except distributions made ratably on the Series 1 Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
5.
Voting Rights. Holders of Series 1 Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 1 Preferred Stock except as set forth herein or as otherwise from time to time may be required by law.
6.
Preemptive Rights. Shares of Series 1 Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.
7.
Mandatory Exchange. Immediately following the Determination Date (as defined below), each outstanding Fractional Share (as defined below) shall be redeemed by the Corporation to the fullest extent permitted by law and shall be exchanged automatically and without notice into a pro rata portion of the number of shares that represents the lesser of (a) 10% of the shares of the outstanding common stock, par value $0.00001 per share (the “Semnur Common Stock”), of Semnur Pharmaceuticals, Inc. (a Delaware corporation and wholly owned subsidiary of the Corporation (“Semnur”)) (or such other securities into which or for which such stock may be exchanged or converted), held by the Corporation as of immediately prior to the Effective Time (taking into account any adjustment for any stock dividend, stock split, reverse stock split or similar transaction) and (b) that number of shares of Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) equal to $200,000,000 divided by the closing price of such Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) on any national securities exchange on which such shares are listed on the date that is 10 trading days prior to the Determination Date, which shares shall be paid from the shares of Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) held by the Corporation as of immediately prior to the Effective Time (taking into account any adjustment for any stock dividend, stock split, reverse stock split or similar transaction) (such lesser amount, the “Spin-off Dividend”).

For purposes of this Section 7:

(i)
“Determination Date” means, if the Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) is listed for, and trading on, any national securities exchange, the date that is 15 trading days following the Registration Date.
(ii)
“Effective Time” means the effective time of the Semnur Merger as determined under the terms of the Merger Agreement.
(iii)
“Fractional Share” means the fraction of a share of Series 1 Preferred Stock distributed to the holders of common stock, par value $0.0001 per share, of the Corporation in connection with the dividend of such Series 1 Preferred Stock.
(iv)
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the closing of the transactions contemplated thereby, “Denali”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”), and Semnur, as such agreement may be amended, restated, modified or otherwise supplemented in accordance with its terms.
(v)
“Registration Date” means the earlier of (a) the Effective Time, at which time the shares of Semnur Common Stock (or such other securities into which or for which such stock has been exchanged or converted) are registered under the Securities Exchange Act of 1934, as amended, and (b) the time at which the Registration Statement is declared effective by the Securities and Exchange Commission.
(vi)
“Registration Statement” means a registration statement, whether under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, that is filed by Semnur or any successor thereto or affiliate thereof with respect to the registration of the Semnur Common Stock or any securities into which or for which such stock may be exchanged or converted.
(vii)
“Semnur Merger” means the merger of Merger Sub with and into Semnur, upon the terms and subject to the conditions set forth in the Merger Agreement.

If the issuance of any shares of Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) in connection with the Spin-off Dividend would result in the issuance of fractional shares, the Board of Directors will determine whether to round such fractional shares or to provide for other treatment of such fractional shares prior to the time when such shares are exchanged pursuant to this Section 7.

8.
Status of Acquired Shares. Shares of Series 1 Preferred Stock redeemed by the Corporation or otherwise cancelled or acquired by the Corporation shall not be reissued as shares of Series 1 Preferred Stock and, upon retirement will be restored to the status of authorized and unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series 1 Preferred Stock.
9.
Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law,

2

such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.
10.
Register; Nontransferable. The Corporation shall maintain or cause to be maintained a register for the Series 1 Preferred Stock, which shall record (a) the name, address, and electronic mail address of each holder of Series 1 Preferred Stock in whose name the shares of Series 1 Preferred Stock have been issued. The Series 1 Preferred Stock shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of Series 1 Preferred Stock, in whole or in part, in violation of this Section 10 shall be void ab initio and of no effect. The Corporation may treat the person in whose name any share of Series 1 Preferred Stock is registered on the register as the owner and holder thereof for all purposes. The register shall be available for inspection by any holder or his, her or its legal representatives in accordance with Section 219 of the General Corporation Law of the State of Delaware. For purposes of this Section 10, “Permitted Transfer” means a transfer of Series 1 Preferred Stock (i) by will or intestacy upon death of a holder of Series 1 Preferred Stock; (ii) by instrument to an inter vivos or testamentary trust in which the Series 1 Preferred Stock is to be passed to beneficiaries upon the death of the settlor; (iii) pursuant to a court order; (iv) by operation of law (including by consolidation or merger of the holder of Series 1 Preferred Stock) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any holder of Series 1 Preferred Stock that is a corporation, limited liability company, partnership or other entity; (v) in the case of Series 1 Preferred Stock held in book-entry or other similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary; (f) if the holder of Series 1 Preferred Stock is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable.
11.
No Payment After the Preferred Stock End Date. Holders of Series 1 Preferred Stock shall not be entitled to any Spin-off Dividend if the Registration Date has not occurred on or before 11:59 p.m. Eastern time on October 28, 2025 (the “Preferred Stock End Date”).
12.
Cancellation of Series 1 Preferred Stock. Immediately upon the occurrence of the Preferred Stock End Date, each share of Series 1 Preferred Stock shall, automatically and without any action on the part of the holder thereof, cease to be outstanding and shall be redeemed and repurchased by the Corporation for no consideration and shall be cancelled and returned to the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series 1 Preferred Stock, and any holder thereof shall thereafter cease to have any rights with respect to such shares.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, Scilex Holding Company has caused this Certificate of Designation of Preferences, Rights and Limitations of Series 1 Mandatory Exchangeable Preferred Stock to be executed by its duly authorized officer on October 28, 2024.

SCILEX HOLDING COMPANY

By: /s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

Exhibit 99.1

FOR IMMEDIATE RELEASE

October 28, 2024

Scilex Holding Company sets November 7, 2024 as the Record Date for a Dividend of Preferred Stock Exchangeable for up to 10% of Scilex’s Ownership Interest in Semnur Pharmaceuticals, Inc., its Wholly Owned Subsidiary

•
Scilex notified NASDAQ on October 28, 2024 that it has set a record date of November 7, 2024 (the “Record Date”) for the dividend of Scilex preferred stock to Scilex’s stockholders and certain other securityholders of Scilex.
•
Based on independent market research conducted by Syneos Health Consulting (“Syneos”), with the substantial intent in utilization for SP-102 (SEMDEXA™), the product candidate held by Semnur Pharmaceuticals, Inc. (“Semnur”) is estimated to have peak sales potential projected to be $3.6 billion annually in the 5th year post launch of SP-102.
•
Scilex previously announced that it anticipates the filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) by the end of October 2024 for the previously announced proposed business combination (the “Business Combination”) between Semnur and Denali Capital Acquisition Corp. (Nasdaq: DECA, the “SPAC”), which provides for a pre-transaction equity value of Semnur of $2.5 billion.
•
The closing of the Business Combination is expected to occur by the first quarter of 2025.
•
The Board of Directors of Scilex (the “Board”) declared a stock dividend consisting of an aggregate of 5,000,000 shares of Series 1 Mandatory Exchangeable Preferred Stock to its stockholders and certain other securityholders of Scilex as of the Record Date. Such preferred stock will be exchangeable for up to 10% of Scilex’s ownership interest in Semnur following the closing of the Business Combination. The Semnur common stock to be so exchanged is expected to be freely tradable upon such exchange.

PALO ALTO, CALIFORNIA – October 28, 2024 (GLOBE NEWSWIRE) - Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced that it has set a record date of November 7, 2024 (the “Record Date”) for the dividend of Scilex preferred stock (the “Dividend”) to its stockholders and certain other securityholders of Scilex. Subject to the Board’s right to change the Record Date and conditioned upon the effectiveness of the filing of the Certificate of Designation with the Secretary of State of the State of

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Delaware, the payment date (the “Payment Date”) will be determined by subsequent resolutions of the Board, which will be within 60 days following the Record Date.

The Dividend consists of an aggregate of 5,000,000 shares (the “Dividend Stock”) of Series 1 Mandatory Exchangeable Preferred Stock, par value $0.0001 per share, of Scilex (the “Series 1 Preferred Stock”), which will be automatically exchanged for a pro-rata portion of the lesser of (i) 10% of Scilex’s ownership in Semnur immediately prior to the effective time of the Business Combination and (ii) $200,000,000 divided by the closing price of Semnur common stock on any national securities exchange on which such stock is listed on the date that is 10 trading days prior to the determination date (i.e., the earlier of (a) the effective time of the Business Combination and (b) the time at which the applicable registration statement is declared effective by the SEC), in each case as set forth in the Certificate of Designation governing the Series 1 Preferred Stock.

The Dividend Stock will be subject to certain transfer restrictions set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Mandatory Exchangeable Preferred Stock. The Record Date may be changed by the Board for any reason at any time prior to the actual payment of the Dividend, and payment of the Dividend is conditioned upon the Board not having revoked the dividend prior to the Payment Date, including for a material change to the solvency or surplus analysis presented to the Board. Scilex expects that the Dividend Stock will be freely tradable upon exchange for shares of post-closing public company Semnur common stock following the closing of the Business Combination.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the

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“FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur Pharmaceuticals, Inc. (“Semnur”) is a clinical-late stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s product candidate, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California.

About Denali Capital Acquisition Corp.

Denali Capital Acquisition Corp. (Nasdaq: DECA, the “SPAC”) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Important Information and Where to Find It

This press release relates to a proposed Business Combination between Semnur and the SPAC and does not contain all the information that should be considered concerning the potential Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the potential Business Combination. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transactions described herein, the SPAC will file relevant materials with the SEC, including the Registration Statement, which will include a proxy statement/prospectus. Investors and security holders of the

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SPAC are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the Business Combination that the SPAC files with the SEC when, and if, they become available because they will contain important information about the SPAC, Semnur and the proposed Business Combination. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the Business Combination (when and if they become available), and any other documents filed by the SPAC with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). The documents filed by the SPAC with the SEC also may be obtained free of charge upon written request to:

Denali Capital Acquisition Corp.

437 Madison Avenue, 27th Floor

New York, NY 10022

Participants in the Solicitation

The SPAC and its directors and executive officers may be deemed participants in the solicitation of proxies from the SPAC’s shareholders with respect to the proposed Business Combination. Information about the SPAC’s directors and executive officers and a description of their interests in the SPAC and the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination and will be available at the SEC’s website (www.sec.gov). Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

Semnur and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the SPAC in connection with the proposed Business Combination. Information about Semnur’s directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the SPAC, the combined company or Semnur, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries and the SPAC and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward‑looking statements include statements relating to

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Scilex’s declaration and payment of the Dividend and timing thereof (including that the Board may change the Record Date and, as a result, the Payment Date), the expectation that the Semnur common stock to be exchanged will be freely tradable upon such exchange, statements regarding the SPAC, Scilex and its subsidiaries, including but not limited to Semnur, statements regarding the proposed Business Combination between Semnur and the SPAC, including the timing to file the Registration Statement and the expectation that the SPAC will file subsequent amendments to the Registration Statement on Form S-4 with the SEC, the estimated pre-transaction equity valuation of Semnur, the estimated sales for SP-102, the Company’s outlook, goals and expectations for 2024 and 2025, and the Company’s development and commercialization plans. Although each of the SPAC and Scilex and its subsidiaries believes that it has a reasonable basis for each forward-looking statement contained in this press release, each of the SPAC and Scilex and its subsidiaries caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain, in addition to other risks and uncertainties described in the proxy statement/prospectus included in the Registration Statement relating to the proposed Business Combination, and described in other documents filed by the SPAC or Scilex from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither the SPAC nor Scilex and its subsidiaries can assure you that the forward-looking statements in this communication will prove to be accurate.

Risks and uncertainties that could cause actual results of Scilex and the SPAC to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: the inability of the parties to consummate any proposed Business Combination transaction for any reason or the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination, including any failure to satisfy or waive any closing conditions; changes in the structure, timing and completion of the proposed Business Combination between the SPAC and Semnur; the SPAC’s ability to continue its listing on the Nasdaq Capital Market until closing of the proposed Business Combination; the combined company’s ability to gain approval to list its securities on Nasdaq upon closing of the proposed Business Combination; the ability of the parties to achieve the benefits of the proposed Business Combination, including future financial and operating results of the combined company; the ability of the parties to realize the expected synergies from the proposed Business Combination; risks related to the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed Business Combination; risks associated with the Board’s right to change the Record Date and/or revoke the Dividend; risks associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for

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SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s and the SPAC’s most recent periodic reports filed with the SEC, including the Registration Statement and their Annual Reports on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company and the SPAC have respectively filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex and the SPAC undertake no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

Investors and Media

Denali Capital Acquisition Corp.

437 Madison Avenue, 27th Floor

New York, NY 10022

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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